                                                                 Exhibit 3.1B


         Resolved, that the Board of Directors proposes and declares it advisable to further amend the Amended and Restated Certificate of Incorporation of the Company (the "Amended Charter) by amending and restating the initial section (a) of ARTICLE III, Capital Stock, in its entirety to read as follows:

"(a) The total number of shares of all classes of stock which the Corporation has authority to issue is Twenty Nine Million Eight Hundred Ninety Four Thousand Five Hundred (29,894,500), consisting of Twenty Five Million Five Hundred Twenty Thousand (25,520,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), and Four Million Three Hundred Seventy-Four Thousand Five Hundred (4,374,500) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The number of authorized shares of any such class or classes may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation on the basis specified in Part B, Section 5 of this Article III. Upon the filing of this Amendment to the Amended and Restated Certificate of Incorporation, every outstanding share of Common Stock shall be split on the basis of 3.19 shares for each one (1) outstanding share of Common Stock."

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 CELLOMICS, INC.


         CELLOMICS, INC. (the "Corporation"), a corporation organized under the laws of the State of Delaware, hereby amends and restates its Certificate of Incorporation, which was originally filed with the Secretary of State on January 8, 1998 and previously restated and filed with the Secretary of State on January 20, 1998 and February 23, 2000, so that the same shall read, in its entirety, as follows:


                                    ARTICLE I

                                      NAME

         1. The name of the Corporation is: CELLOMICS, INC.

         2. The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware, 19808. The Corporation's registered agent at such address is Corporation Service Company.


                                   ARTICLE II

                                     PURPOSE

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended from time to time.

                                   ARTICLE III

                                  CAPITAL STOCK

         (a) The total number of shares of all classes of stock which the Corporation has authority to issue is Twelve Million Three Hundred Seventy Four Thousand Five Hundred (12,374,500), consisting of Eight Million (8,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), and Four Million Three Hundred Seventy-Four Thousand Five Hundred (4,374,500) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The number of authorized shares of any such class or classes may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation on the basis specified in Part B, Section 5 of this Article III.

         (b) Except as provided in the Amended and Restated Shareholders' Agreement entered into in connection with the initial issuance of the Series B Preferred Stock among the Corporation and the shareholders named therein, as may be further amended from time to time, a copy of which is on file and available for inspection at the offices of the Corporation (the "Shareholders' Agreement"), and except for the rights referred to in Section 3(d)(i)(6) hereof no shareholder shall be entitled as of right to purchase or subscribe for any unissued shares of the Corporation whether now or hereafter authorized or whether of a class now existing or of a class hereafter created, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures, or other obligations convertible into shares of the Corporation.

         (c) All shares of the Preferred Stock shall be identical except as to the variations among different series authorized hereinafter. Subject to any shareholder approval rights hereinafter set forth, the Board of Directors of the Corporation is expressly authorized to establish series of the Preferred Stock, to fix the number of shares therein, and to fix the voting powers, designation, preferences and relative, participating, optional and other special rights and qualifications, limitations or restrictions of each such series of the Preferred Stock. Without limitation on the foregoing, the Board of Directors of the Corporation may establish and designate a series of Preferred Stock of up to One Million Six Hundred Fifty Thousand (1,650,000) shares to be known as "Series C Preferred Stock" which shall have the voting powers, preferences and other rights, qualifications, limitations and restrictions set forth herein.

                                 A. COMMON STOCK

                                    SECTION 1

                                  VOTING RIGHTS

         The holders of shares of Common Stock shall be entitled to one (1) vote for each share so held with respect to each matter voted on by the shareholders of the Corporation.

                                    SECTION 2

                               LIQUIDATION RIGHTS

         Subject to the prior and superior right of the holders of Preferred Stock, upon any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock and the holders of Series C Preferred Stock shall be entitled to receive all remaining assets of the Corporation. Such assets shall be distributed ratably among the holders of Common Stock, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock and the holders of Series C Preferred Stock on the basis of the number of shares of Common Stock held by each of them and on the number of shares of Common Stock into which each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is then convertible.


                                    SECTION 3

                                    DIVIDENDS

         Dividends may be paid on the Common Stock as and when declared by the Board of Directors, subject, however, to the prior and superior rights of the holders of Preferred Stock.


                               B. PREFERRED STOCK

         The rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock are as follows:


                                    SECTION 1

                                   DESIGNATION

         A series of Preferred Stock shall be designated and known as "Series A Preferred Stock," and the number of authorized shares constituting such series shall be Two Million Twenty-Four Thousand Five Hundred (2,024,500). A series of Preferred Stock shall be designated and known as "Series B Preferred Stock," and the number of authorized shares constituting such series shall be Seven Hundred Thousand (700,000). A series of Preferred Stock shall be designated and known as "Series C Preferred Stock," and the number of authorized shares constituting such series shall be One Million Six Hundred Fifty Thousand (1,650,000).

                                    SECTION 2

                               LIQUIDATION RIGHTS

         (a) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, each holder of shares of Series A Preferred Stock, each holder of shares of Series B Preferred Stock and each holder of shares of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and any other series of Preferred Stock which is junior to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, by reason of his, her or its ownership thereof, an amount per share equal to (i) in the case of the Series A Preferred Stock, $5.62 (plus any dividends which, pursuant to Section 6 hereof, have accrued but remain unpaid at such time), (ii) in the case of the Series B Preferred Stock, $12.07 (plus any dividends which, pursuant to Section 6 hereof, have accrued but remain unpaid at such time), and (iii) in the case of Series C Preferred Stock, $18.23 (plus any dividends which, pursuant to Section 6 hereof, have accrued but remain unpaid at such time). After the payment to such holders of such preferential amounts, any remaining assets and surplus funds shall be distributed to the holders of Common Stock, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock and the holders of Series C Preferred Stock in accordance with Section 2 of Part A of this Article III.

         (b) Pro Rata Distribution. If the assets or surplus funds to be distributed to (i) the holders of the Series A Preferred Stock under Section 2(a), (ii) the holders of the Series B Preferred Stock under Section 2(a), (iii) the holders of the Series C Preferred Stock under Section 2(a), and (iv) the holders of any other series of Preferred Stock ranking on a parity with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among (i) the holders of the Series A Preferred Stock (to the extent provided in Section 2(a) hereof), (ii) the holders of the Series B Preferred Stock (to the extent provided in Section 2(a) hereof), (iii) the holders of the Series C Preferred Stock (to the extent provided in Section 2(a) hereof), and (iv) the holders of such other series of Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

         (c) Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock Priority. All of the preferential amounts to be paid to (i) the holders of the Series A Preferred Stock under this Section 2, (ii) the holders of the Series B Preferred Stock under this Section 2, (iii) the holders of the Series C Preferred Stock under this Section 2, and (iv) the holders of any other series of Preferred Stock ranking on a parity with the Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets or surplus funds of the Corporation to, the holders of the Common Stock and any other series of Preferred Stock which is junior to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in connection with such liquidation, dissolution or winding up.

         (d) Consolidation, Merger, Sale of Assets. A consolidation or merger of the Corporation with or into another corporation, or a conveyance of all or substantially all of the assets of the

Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of Article III(A)(2) and
Section 2(a) of this Article III(B) unless, (i) upon consummation of such consolidation or merger or sale of assets, the holders of voting securities of the Corporation own directly or indirectly more than fifty percent (50%) of the voting power to elect directors of the consolidated or surviving or acquiring corporation or (ii) with respect to the Series A Preferred Stock and the Series B Preferred Stock, the holders of at least a majority of the voting power of all the outstanding shares of Series A Preferred Stock and Series B Preferred Stock (voting together as a separate class) and, with respect to the Series C Preferred Stock, the holders of at least a majority of the voting power of all the outstanding shares of the Series C Preferred Stock (voting as a separate class), determine otherwise no later than thirty (30) business days prior to the effective date of such event, provided, however, that each holder of Series A Preferred Stock, each holder of Series B Preferred Stock, and each holder of Series C Preferred Stock shall have the right to elect the benefits of the provisions of Section 3(d)(vii) hereof in lieu of receiving payment in any such deemed liquidation, dissolution or winding up of the Corporation pursuant to this Section 2, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than five (5) business days before the effective date of such event. Any securities to be delivered to the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of Series C Preferred Stock upon the closing of any such consolidation, merger, sale or transfer shall be valued as follows:

                  A. For securities not subject to restrictions on transfer under an investment letter or other similar restrictions on free marketability:

                  (i) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of such securities on such exchange over the thirty (30) day period ending three (3) days prior to such closing;

                  (ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the thirty (30) day period ending three (3) days prior to such closing; and

                  (iii) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least two-thirds (2/3's) of the voting power of all then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a separate class) which would be entitled to receive such securities or the same type of securities.

                  B. The method of valuation of securities subject to an investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subsection 2A to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least two-thirds (2/3's) of the voting power of all then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a separate class) which would be entitled to receive such securities or the same type of securities.

                                    SECTION 3

                                   CONVERSION

         The holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined (i) in the case of the Series A Preferred Stock, by dividing $5.62 by the Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion, (ii) in the case of the Series B Preferred Stock, by dividing $12.07 by the Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion, and (iii) in the case of the Series C Preferred Stock, by dividing $18.23 by the Series C Conversion Price, determined as hereinafter provided, in effect at the time of conversion. If more than one share of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be surrendered for conversion at the same time by the same holder of record, the number of full shares that shall be issuable upon the conversion thereof shall be computed on the basis of the total number of shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock so surrendered. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be so convertible at any time after the date of issuance of such share. The price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of any additional consideration by the holder thereof (the "Series A Conversion Price") shall initially be $5.62 per share of Common Stock. The price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without the payment of any additional consideration by the holder thereof (the "Series B Conversion Price") shall initially be $12.07 per share of Common Stock. The price at which shares of Common Stock shall be deliverable upon conversion of Series C Preferred Stock without the payment of any additional consideration by the holder thereof (the "Series C Conversion Price") shall initially be $18.23 per share of Common Stock. The Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price are collectively referred to as the "Conversion Prices." Such initial Conversion Prices shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are convertible, as hereinafter provided.

         (b) Automatic Conversion.

                  (i) At the Option of the Corporation.

                           (1) Series A Preferred Stock. Each share of Series A
                  Preferred Stock shall, at the Corporation's option, be converted into shares of Common Stock at the then effective Series A Conversion Price upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an aggregate offering price resulting in gross proceeds to the Corporation as seller of not less than $15,000,000, before deducting underwriting commissions, provided that the offering price per share of Common Stock is not less than three (3) times the original Series A Conversion Price (the "Series A Automatic Conversion Price"). The Corporation may exercise its option pursuant to this Section 3(b)(i)(1) only with respect to all, and not less than all, outstanding shares of Series A Preferred Stock. In the event the Corporation elects to cause the conversion of Series A Preferred Stock pursuant to this
                  Section 3(b)(i)(1), (i) it shall give to each holder of Series A Preferred Stock notice of such conversion at least fifteen
                  (15) days prior to the anticipated closing of such a public offering, and (ii) the party or parties entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted their Series A Preferred Stock until immediately prior to the closing of such offering.

                           (2) Series B Preferred Stock. Each share of Series B
                  Preferred Stock shall, at the Corporation's option, be converted into shares of Common Stock at the then effective Series B Conversion Price upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an aggregate offering price resulting in gross proceeds to the Corporation as seller of not less than $20,000,000, before deducting underwriting commissions, provided that the offering price per share of Common Stock is not less than two and one-half (2.5) times the original Series B Conversion Price (the "Series B Automatic Conversion Price"). The Corporation may exercise its option pursuant to this Section 3(b)(i)(2) only with respect to all, and not less than all, outstanding shares of Series B Preferred Stock and only if the Corporation has concurrently therewith or prior thereto exercised its option pursuant to Section 3(b)(i)(1) with respect to all (and not less than all) outstanding shares of Series A Preferred Stock. In the event the Corporation elects to cause the conversion of Series B Preferred Stock pursuant to this
                  Section 3(b)(i)(2), (i) it shall give to each holder of Series B Preferred Stock notice of such conversion at least fifteen
                  (15) days prior to the anticipated closing of such a public offering, and (ii) the party or parties entitled to receive the Common Stock issuable upon such conversion of the Series B Preferred Stock shall not be deemed to have converted their Series B Preferred Stock until immediately prior to the closing of such offering.

                           (3) Series C Preferred Stock. Each share of Series C
                  Preferred Stock shall, at the Corporation's option, be converted into shares of Common Stock at the then effective Series C Conversion Price upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an aggregate offering price resulting in gross proceeds to the Corporation as seller of not less than $20,000,000, before deducting underwriting commissions, provided that the offering price per share of Common Stock is not less than two (2) times the original Series C Automatic Conversion Price (the "Series C Automatic Conversion Price"). The Corporation may exercise its option pursuant to this Section 3(b)(i)(3) only with respect to all, and not less than all, outstanding shares of Series C Preferred Stock and only if the Corporation has concurrently therewith or prior thereto exercised its option pursuant to
                  Section 3(b)(i)(1) and (2) with respect to all (and not less than all) outstanding shares of Series A Preferred Stock and Series B Preferred Stock. In the event the Corporation elects to cause the conversion of Series C Preferred Stock pursuant to this Section 3(b)(i)(3), (i) it shall give to each holder of Series C Preferred Stock notice of such conversion at least fifteen (15) days prior to the anticipated closing of such a public offering, and (ii) the party or parties entitled to receive the Common Stock issuable upon such conversion of the Series C Preferred Stock shall not be deemed to have converted their Series C Preferred Stock until immediately prior to the closing of such offering.

                  (ii) At the Option of a Supermajority of the Holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Each share of Series A Preferred Stock and Series B Preferred Stock shall, upon the vote of the holders of at least two-thirds (2/3's) of the voting power of all then outstanding shares of Series A Preferred Stock and Series B Preferred Stock (voting together as a separate class), be converted into shares of Common Stock at the then effective Series A Conversion Price or Series B Conversion Price (as the case may be). Each share of Series C Preferred Stock shall, upon vote of the holders of at least two-thirds (2/3) of the voting power of all then outstanding shares of Series C Preferred Stock (voting as a separate class), be converted into shares of Common Stock at the then effective Series C Conversion Price. Such conversion shall occur, and the party or parties entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be deemed to have converted their shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock, on the date specified by such vote, which shall be no earlier than the fifth (5th) business day after the date of such vote.

         (c) Mechanics of Conversion. Each party who holds of record Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock at the time of any conversion (whether optional or mandatory) shall be entitled to any dividends which, pursuant to Section 6 hereof, have accrued but remain unpaid at such time. Such dividends shall be paid to all such holders within thirty (30) days of the conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series A Conversion Price, Series B Conversion Price or Series C Conversion Price (as the case may be). Except in the case of a conversion at the option of the Corporation pursuant to Section 3(b), before any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and shall give written notice to the Corporation at such office that he, she or it elects to convert the same. Upon the date of a conversion pursuant to Section 3(b), any party entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date, whether or not such holder has surrendered the certificate or certificates for such holder's shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock. A holder surrendering his, her or its certificate or certificates shall notify the Corporation of his, her or its name or the name or names of his, her or its nominees in which he, she or it wishes the certificate or certificates for shares of Common Stock to be issued. If the person or persons in whose name any certificate for shares of Common Stock issuable upon such conversion shall be other than the registered holder or holders of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock being converted, the Corporation's obligation under this Section 3(c) shall be subject to the payment and satisfaction by such registered holder or holders of any and all transfer taxes in connection with the conversion and issuance of such Common Stock. The Corporation shall, as soon as practicable thereafter (and, in any event, within ten (10) days of such surrender), issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or to his, her or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he, she or it shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Except in the case of a conversion pursuant to
Section 3(b), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to be converted, and the party or parties entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         (d) Adjustments to Conversion Prices for Diluting Issues:

                  (i) Special Definitions. For purposes of this Section 3(d), the following definitions shall apply:

                           (1) "Option" shall mean options, warrants or other
                  rights to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                           (2) "Original Series A Issue Date" shall mean the
                  first date on which a share of Series A Preferred Stock shall have been issued.

                           (3) "Original Series B Issue Date" shall mean the
                  first date on which a share of Series B Preferred Stock shall have been issued.

                           (4) "Original Series C Issue Date" shall mean the
                  first date on which a share of Series C Preferred Stock shall have been issued.

                           (5) "Convertible Securities" shall mean any evidences
                  of indebtedness, shares (other than Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock outstanding as of the date of this Amended and Restated Certificate of Incorporation) of capital stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                           (6) "Additional Shares of Common Stock" shall mean
                  any or all shares of Common Stock issued (or, pursuant to Section 3(d)(iii), deemed to be issued) by the Corporation after the Original Series C Issue Date, other than shares of Common Stock issued or issuable:

                  (A) upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock; or

                  (B) (i) upon exercise of warrants to purchase Common Stock or Preferred Stock which were issued or for which an agreement to issue or giving rise to the obligation to issue was entered into prior to the date of filing of this Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the "Initial Filing Date") or
                           (ii) to Beckman Coulter, Inc. pursuant to the anti-dilution rights created in that certain Common Stock Purchase Agreement dated June 9, 2000, a copy of which is on file and available for inspection at the offices of the Corporation, pursuant to which the Corporation sold shares of Common Stock to Beckman Coulter, Inc.; or

                  (C) to employees, officers or directors of, or consultants to, the Corporation pursuant to any stock plan approved by the holders of at least a majority of the outstanding Preferred Stock in respect of any stock option plan adopted prior to the Initial Filing Date or by the holders of at least a majority of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a separate class) in respect of any stock option plan adopted on or after the Initial Filing Date, provided that the number of shares so issued or issuable between the Initial Filing Date and the earlier of (i) the first anniversary of the original Series C Issue Date, or (ii) upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at an aggregate offering price and price per share sufficient to trigger conversion under Section 3(b)(i)(3) above shall not exceed 893,057 (as adjusted for stock splits, combinations and other similar events affecting the Common Stock), plus such additional number of shares of Common Stock as may be approved by the holders of at least a majority of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a separate class) (the "Reserved Employee Shares"); all of such plans, options and grants collectively referred to as the "Plans"; or

                  (D) to financial institutions or other lenders in connection with borrowing or lease financing arrangements of the Company, provided that such issuances are unanimously approved by the Board of Directors; or

                  (E) to Carl Zeiss Holding Co., Inc., pursuant to its anti-dilution rights existing as of the Original Series A Issue Date; or

                  (F) upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public.

                  (ii) No Adjustment of Conversion Price.

                           (1) Series A Preferred Stock. Subject to the provisions of Section 3(d)(iii)(2) and
                                    Section 3(d)(vi) below, no adjustment in the number of shares of Common Stock into which any share of Series A Preferred Stock is convertible shall be made, by adjustment in the Series A Conversion Price in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued (or deemed to be issued pursuant to Section 3(d)(iii)) by the Corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

                           (2) Series B Preferred Stock. Subject to the provisions of Section 3(d)(iii)(2) and
                                    Section 3(d)(vi) below, no adjustment in the number of shares of Common Stock into which any share of Series B Preferred Stock is convertible shall be made, by adjustment in the Series B Conversion Price in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued (or deemed to be issued pursuant to Section 3(d)(iii)) by the Corporation is less than the Series B Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

                           (3) Series C Preferred Stock. Subject to the provisions of Section 3(d)(iii)(2) and
                                    Section 3(d)(vi) below, no adjustment in the number of shares of Common Stock into which any share of Series C Preferred Stock is convertible shall be made, by adjustment in the Series C Conversion Price in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued (or deemed to be issued pursuant to Section 3(d)(iii)) by the Corporation is less than the Series C Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

                  (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock.

                           (1) Options and Convertible Securities. In the event
                  the Corporation at any time or from time to time after the Original Series C Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless (i) with respect to the dilution adjustment for Series A Preferred Stock, the consideration per share (determined pursuant to Section 3(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, (ii) with respect to the dilution adjustment for Series B Preferred Stock, the consideration per share (determined pursuant to Section 3(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, or (iii) with respect to the dilution adjustment for Series C Preferred Stock, the consideration per share (determined pursuant to Section 3(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (A) no further adjustment in the Conversion Prices shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                  (B) if such Options or Convertible Securities by their terms provide, with the passage of time, pursuant to any provisions designed to protect against dilution, or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                  (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if such Options or Convertible Securities, as the case may be, were never issued;

                  (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of:

                           (x) increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original date on which an adjustment was made pursuant to this Section 3(d)(iii)(l), or
                                    (ii) the Series A Conversion Price that
                                    would have resulted from any issuance of Additional Shares of Common Stock between such original adjustment date and the date on which a readjustment is made pursuant to clause (B) or (C) above, or

                           (y) increasing the Series B Conversion Price to an amount which exceeds the lower of (i) the Series B Conversion Price on the original date on which an adjustment was made pursuant to this Section 3(d)(iii)(1), or
                                    (ii) the Series B Conversion Price that
                                    would have resulted from any issuance of Additional Shares of Common Stock between such original adjustment date and the date on which a readjustment is made pursuant to clause (B) or (C) above, or

                           (z) increasing the Series C Conversion Price to an amount which exceeds the lower of (i) the Series C Conversion Price on the original date on which an adjustment was made pursuant to this Section 3(d)(iii)(1), or
                                    (ii) the Series C Conversion Price that
                                    would have resulted from any issuance of Additional Shares of Common Stock between such original adjustment date and the date on which a readjustment is made pursuant to clause (B) or (C) above;

                  (E) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Prices shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                  (F) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment or adjustments previously made in the Conversion Prices which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Prices shall be adjusted pursuant to this Section 3(d)(iii) as of the actual date of their issuance.

                           (2) Stock Dividends, Stock Distributions and
                  Subdivisions. In the event the Corporation at any time or from time to time after the Original Series C Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                  (A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                  (B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

                           If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed for the payment thereof, the adjustments previously made in the Conversion Prices which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Prices shall be adjusted pursuant to this Section 3(d)(iii) as of the time of actual payment of such dividend.

                  (iv) Adjustment of Conversion Prices Upon Issuance of Additional Shares of Common Stock.

                           (1) Adjustment of Series A Conversion Price. In the
                  event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued with respect to the dilution adjustment for Series A Preferred Stock pursuant to Section 3(d)(iii)(1), but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii)(2), which event is dealt with in Section 3(d)(vi) hereof) without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then such Series A Conversion Price shall be reduced, concurrently with such issue, to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale and the number of shares of Common Stock issuable upon conversion of all Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and any Convertible Securities multiplied by the then existing Series A Conversion Price and

                  (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale and the number of shares of Common Stock issuable upon conversion of all Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and any Convertible Securities.

                           (2) Adjustment of Series B Conversion Price. In the
                  event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued with respect to the dilution adjustment for Series B Preferred Stock pursuant to Section 3(d)(iii)(1), but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii)(2), which event is dealt with in Section 3(d)(vi) hereof) without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then such Series B Conversion Price shall be reduced, concurrently with such issue, to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale and the number of shares of Common Stock issuable upon conversion of all Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and any Convertible Securities multiplied by the then existing Series B Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale and the number of shares of Common Stock issuable upon conversion of all Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and any Convertible Securities.

                           (3) Adjustment of Series C Conversion Price. In the
                  event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued with respect to the dilution adjustment for Series C Preferred Stock pursuant to Section 3(d)(iii)(1), but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii)(2), which event is dealt with in Section 3(d)(vi) hereof) without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then such Series C Conversion Price shall be reduced, concurrently with such issue, to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale and the number of shares of Common Stock issuable upon conversion of all Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and any Convertible Securities multiplied by the then existing Series C Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale and the number of shares of Common Stock issuable upon conversion of all Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and any Convertible Securities.

                  (v) Determination of Consideration. For purposes of this
         Section 3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (1) Cash and Property: Such consideration shall:

                  (A) insofar as it consists of cash, be the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                  (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                  (C) in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Corporation for a single undivided consideration, be the proportion of such consideration so received allocable to such Additional Shares of Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                           (2) Options and Convertible Securities. The
                  consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(d)(iii)(1) shall be determined by dividing

                           (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                           (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (vi) Adjustment for Stock Dividends, Stock Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

                           (1) Stock Dividends, Stock Distributions or
                  Subdivisions. In the event the Corporation shall issue Additional Shares of Common Stock pursuant to Section 3(d)(iii)(2) in a stock dividend, other stock distribution or subdivision, the Conversion Prices in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased to adjust equitably for such dividend, distribution or subdivision.

                           (2) Combinations or Consolidations. In the event the
                  outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased to adjust equitably for such combination or consolidation.

                  (vii) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, or any proposed reorganization or reclassification of the Corporation (except a transaction for which provision for adjustment is otherwise made in this Section 3), each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock would have been entitled upon such consolidation, merger, conveyance, reorganization or reclassification; and, in any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of Series C Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Prices) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of Series C Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders are entitled to receive.

                  Upon the occurrence of any deemed liquidation, dissolution or winding up of the Corporation pursuant to Section 2(d) hereof, each holder of Series A Preferred Stock, each holder of Series B Preferred Stock and each holder of Series C Preferred Stock shall have the option of electing treatment of its shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock under this Section 3(d)(vii) in lieu of Section 2(d) hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than five (5) business days before the effective date of such event.

         (e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock against impairment.

         (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Prices pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, each holder of Series B Preferred Stock and each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, any holder of Series B Preferred Stock or any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) all such adjustments and readjustments theretofore made, (ii) the Conversion Prices at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at such time would be received upon the conversion of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

         (g) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is in the same amount per share as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock, each holder of Series B Preferred Stock and each holder of Series C Preferred Stock at least ten (10) days prior to the date thereof, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         (h) Common Stock Reserved. The Corporation shall reserve and at all times keep available out of its authorized but unissued Common Stock, free from preemptive or other preferential rights, restrictions, reservations, dedications, allocations, options, other warrants and other rights under any stock option, conversion option or similar agreement, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

         (i) No Reissuance of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock. No shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock which are converted into shares of Common Stock as provided herein shall be reissued.

         (j) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock, the holder of the Series B Preferred Stock or the holder of Series C Preferred Stock which is being converted.

         (k) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any shares of Series A Preferred Stock, any shares of Series B Preferred Stock, any shares of Series C Preferred Stock or any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

         (l) Definition of Common Stock. As used in this Section 3, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of this Amended and Restated Certificate of Incorporation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this Amended and Restated Certificate of Incorporation.


                                    SECTION 4

                                   REDEMPTION

         (a) Mandatory Redemption.

                  (i) If, on the fifth anniversary of the date of the Original Series A Issue Date (as defined in Section 3(d)(i) of Part B of this
         Article III) (such fifth anniversary being referred to herein as the "Fifth Anniversary Redemption Date"), there remain outstanding shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock, the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a separate class) may elect to have the Corporation redeem all (but not less than all) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock at the Series A Redemption Price, Series B Redemption Price or Series C Stock Redemption Price (as the case may be) per share defined in paragraph (d) below, payable in cash in accordance with the schedule set forth in paragraph (ii) below; provided, however, that the Series C Preferred Stock shall be redeemed if, and only if, in addition to the vote of a majority of the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock (voting together as a separate class), the holders of a majority of outstanding shares of the Series C Preferred Stock (voting as a separate class) elect to have the Corporation redeem all, but only all, of the outstanding shares of Series C Preferred Stock. The election to redeem shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock under this paragraph (a) shall be made at least forty-five (45) days prior to the Fifth Anniversary Redemption Date.

                  (ii) Redemptions pursuant to this paragraph (a) shall be made in four (4) equal installments beginning on the Fifth Anniversary Redemption Date, and on each of the three (3) successive anniversaries of such date (each a "Subsequent Anniversary Redemption Date" and together with the Fifth Anniversary Redemption Date, the "Anniversary Redemption Dates"). The number of shares of Series A Preferred Stock required to be redeemed on any Anniversary Redemption Date shall be equal to the amount determined by dividing (x) the aggregate number of shares of Series A Preferred Stock outstanding immediately prior to the Anniversary Redemption Date by (y) the number of remaining Anniversary Redemption Dates (including the Anniversary Redemption Date to which such calculation applies). The number of shares of Series B Preferred Stock required to be redeemed on any Anniversary Redemption Date shall be equal to the amount determined by dividing (x) the aggregate number of shares of Series B Preferred Stock outstanding immediately prior to the Anniversary Redemption Date by (y) the number of remaining Anniversary Redemption Dates (including the Anniversary Redemption Date to which such calculation applies). The number of shares of Series C Preferred Stock required to be redeemed on any Anniversary Redemption Date shall be equal to the amount determined by dividing (x) the aggregate number of shares of Series C Preferred Stock outstanding immediately prior to the Anniversary Redemption Date by (y) the number of remaining Anniversary Redemption Dates (including the Anniversary Redemption Date to which such calculation applies).

                  (iii) If in any given year in which redemption is required sufficient funds are not legally available for such redemption on the applicable Anniversary Redemption Date to redeem all of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then due to be redeemed, any redemption effected pursuant to this Section 4(a) shall be made as follows:

                           (1) the Corporation shall use a portion of such
                  available funds to redeem a number of shares of Series A Preferred Stock equal to (x) the number of shares of Series A Preferred Stock then due to be redeemed multiplied by (y) a fraction, the numerator of which is the amount of funds legally available for such redemption and the denominator of which is the amount of funds that would be required to redeem all of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then due to be redeemed (such fraction, the "Reduction Ratio"), and

                           (2) the Corporation shall use the remainder of such
                  available funds to redeem a number of shares of Series B Preferred Stock and Series C Preferred Stock equal to (x) the number of shares of Series B Preferred Stock or Series C Preferred Stock, as the case may be, then due to be redeemed multiplied by (y) the Reduction Ratio.

                  (iv) Any redemption effected pursuant to this Section 4(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock based on the number of shares of Series A Preferred Stock then held by each of them. Any redemption effected pursuant to this Section 4(a) shall be made on a pro rata basis among the holders of the Series B Preferred Stock based on the number of shares of Series B Preferred Stock then held by each of them. Any redemption effected pursuant to this Section 4(a) shall be made on a pro rata basis among the holders of the Series C Preferred Stock based on the number of shares of Series C Preferred Stock then held by each of them.

         (b) Miscellaneous. Redemption shall only be permitted to the extent that it is permitted under the General Corporation Law of Delaware. The Corporation shall, to the fullest extent permitted by law, do all things necessary to redeem the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and make the payments therefor pursuant to the terms of this Section 4.

         (c) Available Funds. If in any given year in which redemption is required sufficient funds are not legally available for such redemption on the applicable Anniversary Redemption Date to redeem all of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then due to be redeemed, any and all such unredeemed shares shall be carried forward and redeemed together with other shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock which are due to be redeemed, at such time and to the extent that funds of the Corporation are legally available therefor. The shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock which are subject to redemption but which have not been redeemed and as to which the Series A Redemption Price, Series B Redemption Price or Series C Preferred Stock (as the case may be) is not paid or set aside due to insufficient legally available funds shall continue to be entitled to the dividend, conversion and other rights, preferences and privileges of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock until such shares have been redeemed and the Series A Redemption Price, Series B Redemption Price or Series C Preferred Stock (as the case may be) has been paid or otherwise set aside with respect thereto.

         (d) Redemption Price. The price at which such shares of Series A Preferred Stock shall be redeemed (the "Series A Redemption Price") shall be a price equal to $5.62 per share, plus any dividends which, pursuant to Section 6 hereof, have accrued but remain unpaid at such time. The price at which shares of Series B Preferred Stock shall be redeemed (the "Series B Redemption Price") shall be a price equal to $12.07 per share, plus any dividends which, pursuant to Section 6 hereof, have accrued but remain unpaid at such time. The price at which such shares of Series C Preferred Stock shall be redeemed (the "Series C Redemption Price") shall be $18.23 per share, plus any dividends which, pursuant to Section 6 hereof, have accrued but remain unpaid at such time, provided that for purposes of determining the Series C Redemption Price such accrued but unpaid dividends shall be compounded annually.

         (e) Notice. Notice of any redemption shall be given by the Corporation by certified or registered mail (return receipt requested), postage prepaid, by personal delivery or overnight courier. Any notice given by the Corporation shall be addressed to each holder at the address as it appears on the stock transfer books of the Corporation and shall specify the applicable Anniversary Redemption Date and the number of shares to be redeemed. On or after the Anniversary Redemption Date as specified in any notice, the holder shall surrender such holder's certificate for the number of shares to be redeemed as stated in the notice to or from the Corporation. If less than all of the shares represented by such certificates are redeemed, a new certificate shall forthwith be issued for the unredeemed shares.

         (f) Conversion After Redemption. From and after an Anniversary Redemption Date, no shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to be redeemed on such Anniversary Redemption Date shall be entitled to the conversion privileges set forth in Section 3 hereof.


                                    SECTION 5

                                  VOTING RIGHTS

         (a) Number of Votes. Except as otherwise required by law and the provisions of this Section 5, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock and the holders of Common Stock shall be entitled to notice of any shareholders' meeting and to vote together as a single class of capital stock upon any matter submitted to a shareholder for a vote, on the following basis:

                  (i) Holders of Common Stock shall have one vote per share;

                  (ii) Holders of Series A Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock held by such holder is convertible at the time of such vote;

                  (iii) Holders of Series B Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series

         B Preferred Stock held by such holder is convertible at the time of such vote;

                  (iv) Holders of Series C Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series C Preferred Stock held by such holder is convertible at the time of such vote

         (b) Election of Directors. The Board of Directors shall consist of not less than six (6) nor more than nine (9) without the approval or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a separate class). Except as otherwise required by law, and subject to the terms of the Amended and Restated Shareholders' Agreement dated February 23, 2000, by and among the Corporation and certain of its shareholders, as the same may be amended, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock and the holders of Common Stock shall be entitled to vote upon the election of directors on the following basis:

                  (i) so long as at least 215,385 shares of Series A Preferred Stock or at least 73,149 shares of Series B Preferred Stock remain issued and outstanding, the holders of Common Stock then issued and outstanding, voting separately as a class, shall, by majority vote, elect two (2) members of the Board of Directors;

                  (ii) (1) so long as at least 355,385 shares of Series A Preferred Stock remain issued and outstanding, the holders of Series A Preferred Stock then issued and outstanding, voting separately as a class, shall, by majority vote, elect two (2) members of the Board of Directors, or (2) if less than 355,385 but more than 215,385 shares of Series A Preferred Stock remain issued and outstanding, the holders of Series A Preferred Stock then issued and outstanding, voting separately as a class, shall, by majority vote, elect one (1) member of the Board of Directors;

                  (iii) so long as at least 73,149 shares of Series B Preferred Stock remain issued and outstanding, the holders of Series B Preferred Stock then issued and outstanding, voting separately as a class, shall, by majority vote, elect one (1) member of the Board of Directors (who shall be reasonably acceptable to the Company, provided that Barclay A. Phillips shall be deemed acceptable to the Company);

                  (iv) the holders of Series A Preferred Stock and the holders of Series B Preferred Stock, and the holders of Common Stock then issued and outstanding, voting together as a single class (in the manner set forth in paragraph (a) above) shall, by majority vote, elect one (1) member of the Board of Directors who will add strategic business and industry value to the Company and who is mutually acceptable to the Company and the holders of a majority of the Series B Preferred;

                  (v) the holders of Common Stock then issued and outstanding, voting together as a single class (in the manner set forth in paragraph
         (a) above) with (1) the holders of Series A Preferred Stock (so long as at least 215,385 shares of Series A Preferred Stock remain issued and outstanding), (2) the holders of Series B Preferred Stock (so long as at least 73,149 shares of Series B Preferred Stock remain issued and outstanding) and (3) the holders of Series C Preferred Stock (so long as at least 173,250 shares of Series C Preferred Stock remain issued and outstanding) shall, by majority vote, elect any members of the Board of Directors not elected as provided in paragraphs (i), (ii), (iii) and (iv) above; and

                  (vi) if fewer than 215,385 shares of Series A Preferred Stock remain issued and outstanding and fewer than 73,149 shares of Series B Preferred Stock remain issued and outstanding and fewer than 173,250 shares of Series C Preferred Stock remain issued and outstanding, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of the Series C Preferred Stock and the holders of Common Stock then issued and outstanding, voting together as a single class (in the manner set forth in paragraph (a) above) shall, by majority vote, elect the entire Board of Directors.

         (c) Quorums. Except as otherwise required by law, the following shall constitute quorums at meetings of shareholders:

                  (i) The presence in person, by teleconference or by proxy of the holders of shares constituting a majority of the votes entitled to vote thereat, calculated in accordance with Section 5(a) hereof, shall constitute a quorum for the purpose of transaction of business at all meetings of shareholders, except with respect to election of directors under Section 5(b) hereof; and

                  (ii) For the purpose of electing directors, (A) the presence in person, by teleconference or by proxy of the holders of a majority of the shares of Series A Preferred Stock entitled to vote thereat shall constitute a quorum for the purpose of electing that number of directors of the Board of Directors which such shareholders are entitled to elect; (B) the presence in person, by teleconference or by proxy of the holders of a majority of the shares of Series B Preferred Stock entitled to vote thereat shall constitute a quorum for the purpose of electing that number of directors of the Board of Directors which such shareholders are entitled to elect; and (C) the presence in person or by proxy of the holders of a majority of the shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock entitled to vote thereat shall constitute a quorum for the purpose of electing that number of directors of the Board of Directors which such shareholders are entitled to elect.


                                    SECTION 6

                                 DIVIDEND RIGHTS

         Each holder of shares of Series A Preferred Stock, each holder of shares of Series B Preferred Stock and each holder of Series C Preferred Stock shall be entitled to receive, for each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock registered in his, her or its name on the stock transfer books of the Corporation, annual dividends at rates equal to forty-five cents ($0.45) per annum per share of Series A Preferred Stock (the "Series A Dividend Rate"), ninety-seven cents ($0.97) per annum per share of Series B Preferred Stock (the "Series B Dividend Rate"), and one dollar and forty six cents ($1.46) per annum per share of Series C Preferred Stock (the "Series C Dividend Rate"). Dividends on Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall accrue on each share beginning on the date of issuance, shall be payable each January 1 for the twelve (12) months or, in the case of the year in which such share is issued or the year in which such share is redeemed or converted, portion of the twelve (12) months, then ended, and shall be cumulative. Dividends payable on the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock may, at the Corporation's option, be paid either in cash or in fully-paid and non-assessable shares of Common Stock; provided that no dividends on the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock may be paid in cash unless all dividends (or equal percentages thereof) paid on both the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are paid in cash. If the Company elects to pay dividends on the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in Common Stock, each share of Common Stock issued in payment of such dividends shall be deemed to have a value equal to the then Fair Market Value of a share of Common Stock (as defined below). The Corporation warrants that all Common Stock issued in such manner will be duly authorized and issued and fully paid and non-assessable upon issue by the Corporation and free from original issue taxes. Any payment made by the Corporation on the unpaid cumulative dividends, if less than the total amount of such dividends, shall be applied first to those dividends which have been accrued for the longest time.

         The "Fair Market Value" of one share of Common Stock shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive trading days ending no more than fifteen (15) trading days before the date of computation (as adjusted for any stock dividend, split, combination or reclassification that took effect during such thirty (30) day period). The closing price for each day (the "Closing Price") shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the Nasdaq Small Capitalization Market (the "Small Cap Market") or the Nasdaq National Market ("Nasdaq") on such day, or if, on any day in question, the Common Stock shall not be quoted on the Small Cap Market or the Nasdaq, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this Section 6 are available for the period required hereunder, the Fair Market Value shall be determined in good faith by the Board of Directors of the Company or, if such determination cannot be made, by a recognized independent investment banking firm selected by the Board of Directors of the Company (or if such selection cannot be made, by a recognized independent investing banking firm selected by the American Arbitration Association in accordance with its rules), and provided, further, that in no event shall the Fair Market Value as of any date be deemed to be more than the fair market value as last determined by the Board of Directors for purposes of issuing stock options under any Plan.

         No dividend or other distribution shall be paid on or declared or set apart for payment on any shares of the Common Stock of the Corporation or any shares of any class or series or issue of Preferred Stock as long as any dividends payable on the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are in arrears, unless the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a separate class) consent to such dividend or distribution.

         The term "distribution" as used in this Section 6 and in Section 7 hereof shall include the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of Common Stock), or the purchase or redemption of shares of the Corporation (other than from employees of the Corporation upon termination of employment or pursuant to the Corporation's rights of first refusal, in each case upon approval of the Board of Directors), for cash or property, including such transfer, purchase or redemption by a subsidiary of the Corporation. The time of any distribution by way of dividends shall be the date of declaration thereof, and the time of any distribution by purchase or redemption of shares shall be the date on which cash or property is transferred by the Corporation, whether or not pursuant to a contract of an earlier date; provided that where a debt security is issued in exchange for shares, the time of the distribution is the date when the Corporation acquires the shares for such exchange.


                                    SECTION 7

                                    COVENANTS

         Without limiting the rights of the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock or the holders of Series C Preferred Stock to each vote as separate classes or together as a single class, as required by law or as otherwise provided under this Amended and Restated Certificate of Incorporation, so long as any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than two-thirds (2/3's) of such outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a separate class):

                  (a) amend or repeal any provision of, or add any provision to, this Amended and Restated Certificate of Incorporation or the Corporation's Bylaws which adversely affects the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock or the holders of the Series C Preferred Stock or any right, preference or privilege of such holders; provided, however, that any amendment or repeal of this Amended and Restated Certificate of Incorporation or the Corporation's Bylaws which adversely affects the holders of the Series C Preferred Stock shall require the affirmative vote or written consent of at least a majority of the outstanding shares of the Series C Preferred Stock (voting as a separate class);

                  (b) reclassify any Common Stock into shares having any preference or priority as to dividends or assets or other rights and privileges in any case superior to or on a parity with any such preference, priority, right or privilege of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (including, without limitation, by granting to the holder of any security issued by the Corporation a security interest or lien on assets of the Corporation); provided, however, that any such reclassification which results in such reclassified shares having any rights or preferences superior to or on parity with the Series C Preferred Stock shall require the affirmative vote or written consent of at least a majority of the outstanding shares of the Series C Preferred Stock (voting as a separate class); or otherwise effect a capital reorganization of either the Corporation or any subsidiary of the Corporation, or effect a liquidation or dissolution of the Corporation;

                  (c) apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock or other securities of the Corporation (other than the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock in accordance with the provisions of Section 4 hereof), except from employees of the Corporation upon termination of employment or pursuant to the Corporation's rights of first refusal;

                  (d) consolidate or merge the Corporation or any subsidiary of the Corporation into or with, or acquire or cause any subsidiary of the Corporation to acquire the stock or all or substantially all the assets of, any other corporation, partnership or other entity;

                  (e) sell, lease, convey, encumber or otherwise dispose of all or substantially all of the property or business of the Corporation or any subsidiary of the Corporation or effect a voluntary dissolution or liquidation of the Corporation;

                  (f) create, authorize or issue, directly or indirectly, capital stock or other securities, having any preference or priority as to dividends or assets, or other rights or privileges, in any case superior to or on a parity with any such preference, priority, right or privilege of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock (including, without limitation, by granting to the holder of any security issued by the Corporation a security interest or lien on assets of the Corporation); provided, however, that any such creation, authorization or issuance of capital stock or securities having any rights or preferences superior to or on parity with the Series C Preferred Stock shall require the affirmative vote or written consent of at least a majority of the outstanding shares of the Series C Preferred Stock (voting as a separate class);

                  (g) increase or decrease the authorized number of shares of Preferred Stock; provided, however, any increase or decrease in the authorized number of shares of Series C Preferred Stock shall require the affirmative vote or written consent of at least a majority of the outstanding shares of the Series C Preferred Stock (voting as a separate class);

                  (h) pay, set aside for payment or declare any dividend or other distribution (as defined in Section 6 hereof) on any share of Common Stock or any shares of any class of Preferred Stock (other than Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), unless all dividends accumulated on the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall have been either paid in full or funds set aside for the payment thereof in accordance with the provisions of Section 6 hereof;

                  (i) change the nature of the Corporation's business in any material way or make any material change to the Corporation's business plan, as approved by the holders of at least two-thirds (2/3's) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a separate class);

                  (j) issue any shares of Common Stock, provided that the Corporation, upon approval of the Board of Directors, may issue shares of Common Stock issuable upon occurrence of the events described in, or in connection with the circumstances set forth in, subclauses (A), (B),
         (C) and (E) of Section 3(d)(i)(6) hereof; or

                  (k) increase the size of the Board of Directors to more than nine (9) directors or decrease the size of the Board of Directors to fewer than six (6) directors.


                                    SECTION 8

                      STOCK DIVIDENDS, STOCK DISTRIBUTIONS,
                  SUBDIVISIONS, COMBINATIONS AND CONSOLIDATIONS

         In the event the Corporation shall issue additional shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock in a stock dividend, other stock distribution or subdivision, or in the event the outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, (i) the amounts set forth in
Section 2(a) hereof, (ii) the Series A Automatic Conversion Price, the Series B Automatic Conversion Price and the Series C Automatic Conversion Price (each as defined in Section 3(b) hereof), (iii) the amounts set forth in Section 4(d) hereof, (iv) the number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock specified in Section 5(b) and
Section 7, and (v) the Series A Dividend Rate, Series B Dividend Rate and Series C Dividend Rate set forth in Section 6 hereof, in each case in effect immediately prior to such event shall, concurrently therewith, be proportionately decreased

(in the case of a stock dividend, other stock distribution or subdivision) or increased (in the case of a combination or consolidation) in each such case to adjust equitably therefor.


                                    SECTION 9

                                 RESIDUAL RIGHTS

         All rights accruing to the outstanding shares of capital stock of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.


                                   ARTICLE IV

                               BOARD OF DIRECTORS


                                    SECTION 1

                                   MANAGEMENT

         The business and affairs of the Corporation shall be managed by the board of directors. The board of directors shall meet at least once during every calendar quarter. A two-thirds (2/3's) affirmative vote of the board of directors shall be required to approve each annual budget and operating plan of the Corporation.


                                    SECTION 2

                                    NO BALLOT

         The directors need not be elected by written ballot unless the bylaws of the Corporation shall so provide.

                                    SECTION 3

                          INDEMNIFICATION AND LIABILITY

         To the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, each officer and director of this Corporation shall be indemnified by the Corporation and shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.

                                    ARTICLE V

                            MEETINGS OF STOCKHOLDERS

         Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the Bylaws of the Corporation.


                                   ARTICLE VI

                                     BYLAWS

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.


                                   ARTICLE VII

                               PERPETUAL EXISTENCE

         The Corporation is to have perpetual existence.

                                  ARTICLE VIII

                            COMPROMISE OR ARRANGEMENT

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such matter as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE IX

                              AMENDMENTS AND REPEAL

         Subject to any limitations contained in this Amended and Restated Certificate of Incorporation (including, without limitation, those contained in Section 7 of Part B of Article III), the Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred are granted subject to this reservation.

         This Amended and Restated Certificate of Incorporation has been duly adopted by vote of the stockholders in accordance with the provisions of Sections 242, 245 and 211 of the General Corporation Law of Delaware, as amended.

         IN WITNESS WHEREOF, CELLOMICS, INC., has caused this certificate to be signed by its President as of this ____ day of September ________, 2000.

                                    CELLOMICS, INC.

                                    By: __________________________________
                                        Name:  D. Lansing Taylor
                                        Title: Chief Executive Officer and
                                               President